PRINCIPAL FUNDS, INC.
SUB-ADVISORY AGREEMENT AMENDMENT
AQR CAPITAL MANAGEMENT,  LLC


This AMENDMENT  to the Sub-Advisory Agreement between Principal
Management Corporation (the "Manager"), AQR CAPITAL
MANAGEMENT, LLC and CNH PARTNERS, LLC (AQR CAPITAL
MANAGEMENT, LLC and CNH PARTNERS, LLC, together referred to herein as the "Sub-Advisor"), executed as of October 24, 2011 (the "Sub-Advisory Agreement") with respect to Global Multi-Strategy Fund, is effective as of July 1, 2015.

1.	The Agreement is hereby amended to add the following as
Section 12:


1
2
..

Representations

Manager's Representations

Manager hereby represents and warrants the following:

(a)	The Global Multi-Strategy Fund is a "qualified eligible person" as defined in Commodity Futures Trading Commission (the CFTC)
Regulation 4.7 and consents to the Global Multi-Strategy Fund being treated as an exempt account of the Sub-Advisor under CFTC Regulation 4.7(c).

(b)	The Global Multi-Strategy Fund does not rely on the exclusion from the definition of "commodity pool operator" under Section
4.5 of the General Regulations under the Commodity
Exchange Act (the CEA).

(c)	Manager hereby certifies that, with respect to each account it advises or pool that it operates, Manager is (i) registered as required with the CFTC as a commodity pool operator, commodity trading advisor, futures commission merchant, introducing broker, retail foreign exchange dealer, swap dealer and/or major swap participant (and is a member of the National Futures Association (the NFA)), (ii) is excluded or exempt from such registration requirements and has made all required filings relating thereto, or (iii) is not required to be registered in any capacity with the CFTC or to be a member of NFA because it does not engage in any activity that comes within the definition of any of the registration categories in clause
(i) of this Section.

(d)	Manager agrees to notify the Sub-Advisor in writing within a commercially reasonable time upon learning that any of the representations and warranties set forth above are no longer true.


Sub-Advisor's Representations

Sub-Advisor hereby represents the following:

(a)	The Sub-Advisor acknowledges Manager's representation that
the Global Multi-Strategy Fund does not rely on the exclusion from the definition of "commodity pool operator" under Section
4.5 of the General Regulations under the CEA

(b)	The Sub-Advisor represents that it is a commodity trading
advisor duly registered with the CFTC and is a member in good standing of the NFA or is relying on an exemption from registration as a commodity trading advisor. As applicable, the Sub-Advisor shall maintain such registration and membership in good standing (if required by applicable law) or rely on an exemption from registration as a commodity trading advisor during the term of this Agreement Further, the Sub- Advisor agrees to notify the Manager in writing within a commercially reasonable time upon learning that any of the representations and warranties set forth above are no longer true.


The Agreement otherwise remains in full force and effect. In the event of a conflict between this Amendment and the Sub-Advisory Agreement or any earlier amendment, the terms of this Amendment shall prevail.

PURSUANT TO AN EXEMPTION FROM THE
COMMODITY FUTURES TRADING COMMISSION IN
CONNECTION WITH ACCOUNTS OF QUALIFIED
ELIGIBLE PERSONS, THIS A C COUN T DOCUMENT IS
NOT REQUIRED  TO BE, AND HAS NOT BEEN, FILED
WITH THE COMMISSION. THE COMMODITY FUTURES
TRADING COMMISSION DOES NOT PASS UPON THE
MERITS OF PARTICIPATING IN A TRADING PROGRAM
OR UPON THE ADEQUACY OR ACCURACY OF
COMMODITY TRADING ADVISOR DISCLOSURE.
CONSEQUENTLY, THE COMMODITY FUTURES TRADING
COMMISSION HAS NOT REVIEWED OR APPROVED THIS
TRADING PROGRAM OR THIS ACCOUNT DOCUMENT.


PRINCIPAL MANAGEMENT
CORPORATION

AQR CAPITAL MANAGEMENT,
LLC






By:  /s/ Michael J. Beer

By:  /s/ Nicole DonVito



PRINT NAME:  Michael J. Beer

PRINT NAME:  Nicole DonVito



TITLE:  President & CEO

TITLE:  Senior Counsel & Head of
Registered
Products,
AQR Capital Management,
LLC



DATE:  07/01/2015

DATE:  07/01/2015




CNH PARTNERS, LLC








By:  /s/ Nicole DonVito





PRINT NAME:  Nicole DonVito





TITLE:  Authorized Signatory





DATE:  07/01/2015